LASER CORPORATION AND SUBSIDIARIES

            EXHIBIT 21 - STATEMENT RE: SUBSIDIARIES OF THE REGISTRANT



              Subsidiary                         Place of Incorporation
              ----------                         ----------------------

         American Laser Corporation                       Utah

         American Laser Medical, Inc.                     Utah